Exhibit 1

Westpac Banking Corporation ABN 33 007 457 141
Group Secretariat Level 25, 60 Martin Place SYDNEY NSW 2000
Telephone: (61 2) 9216 0390
Facsimile: (61 2) 9226 1888

9 January 2004

Companies Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY  NSW  2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan and/or Westpac Performance Plan:

Number	Exercise Price	Allotment Date	Ranking
1,766	$0.00	9 January 2004	Rank equally

Paid up capital is 1,800,071,611 fully paid ordinary shares

Quoted capital is 1,799,896,611 fully paid ordinary shares.

Yours faithfully

Michelle Marchhart

Head of Group Secretariat

16 January 2004

Companies Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY  NSW  2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan and/or Westpac Performance Plan:

Number	Exercise Price	Allotment Date	Ranking
63,000	$13.26	14 January 2004	Rank equally
20,000	$13.26	15 January 2004	Rank equally
44,000	$9.53	16 January 2004	Rank equally
60,000	$13.26	16 January 2004	Rank equally
42,000	$13.32	16 January 2004	Rank equally
95,454	$12.39	16 January 2004	Rank equally
1,622	$0.00	16 January 2004	Rank equally

Paid up capital is 1,800,397,687 fully paid ordinary shares.

Quoted capital is 1,800,222,687 fully paid ordinary shares.

Yours faithfully

Michelle Marchhart

Head of Group Secretariat

2 February 2004

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY  NSW  2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan and/or Westpac Performance Plan:

Number	Exercise Price	Allotment Date	Ranking
30,000	$9.53	22 January 2004	Rank equally
53,000	$13.26	22 January 2004	Rank equally
47,727	$12.39	22 January 2004	Rank equally
2,000	$9.53	29 January 2004	Rank equally
65,000	$13.26	29 January 2004	Rank equally
21,000	$13.26	30 January 2004	Rank equally
49,752	$13.59	2 February 2004	Rank equally
268,479

Paid up capital is 1,800,666,166 fully paid ordinary shares.

Quoted capital is 1,800,491,166 fully paid ordinary shares.

Yours faithfully

Michelle Marchhart

Head of Group Secretariat

3 February 2004

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY  NSW  2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan and/or Westpac Performance Plan:

Number	Exercise Price	Allotment Date	Ranking
20,000	$9.53	3 February 2004	Rank equally
9,479	$14.65	3 February 2004	Rank equally
110,123	$13.26	3 February 2004	Rank equally
139,602

Paid up capital is 1,800,805,768 fully paid ordinary shares.

Quoted capital is 1,800,630,768 fully paid ordinary shares.

Yours faithfully

Michelle Marchhart

Head of Group Secretariat

3 February 2004

Companies Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY  NSW  2000

Dear Sir/Madam

Option Grant – Westpac Performance Plan (series 124)

Performance Options (options) were granted on 21 January 2004 under the Westpac Performance Plan to eligible employees of members of the Westpac Group.  Details are:

1.	Closing date of issue	14 January 2004

2.	Number of options issued	4,114,282

3.	Amount paid per option	Nil

4.	Issue price or consideration	$16.34

5.	Options are not eligible to participate in dividends. Fully paid ordinary shares allotted upon the exercise of options rank immediately for dividends.

6.	The options will not be listed and are not transferable.

7.

Subject to satisfaction of performance requirements as set out in the Plan, options will vest and may be exercised in multiples of 1000 no earlier than 3 years from the date of grant and no later than 10 years from the date of grant. If not exercised, the options will lapse.

8.

On retirement, retrenchment, death, temporary and permanent disablement and an employer ceasing to be a Westpac subsidiary, unvested options may vest (in certain circumstances subject to satisfaction of performance requirements and on a pro-rated basis) and vested options are to be exercised within 12 months, or within 10 years, whichever is the sooner – otherwise the options will be forfeited. On resignation, vested options are to be exercised within 3 months or within 10 years, whichever is the sooner – otherwise the options will be forfeited.

9.	On dismissal options will be forfeited.

10.	Options shall not participate in any bonus issue of securities unless and until they are exercised.

11.	Listing Rule 7.1 applies to this issue of options.

Yours sincerely

Michelle Marchhart

Head of Group Secretariat

3 February 2004

Companies Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY  NSW  2000

Dear Sir/Madam

Performance Share Right Grant – Westpac Performance Plan (series 205)

Performance Share Rights (share rights) were granted on 21 January 2004 under the Westpac Performance Plan to eligible employees of members of the Westpac Group.  Details are:

1.	Closing date of issue:	14 January 2004

2.	Number of share rights issued:	2,247,164

3.	Amount paid per share right:	Nil

4.	Issue price or consideration:	No consideration is payable

5.	Share rights are not eligible to participate in dividends. Fully paid ordinary shares allotted upon the exercise of share rights rank immediately for dividends.

6.	The share rights will not be listed and are not transferable.

7.

Subject to satisfaction of performance requirements as set out in the Plan, share rights will vest and may be exercised in multiples of 500 no earlier than 2 years from the date of grant and no later than 10 years from the date of grant. If not exercised, the share rights will lapse.

8.

On retirement, retrenchment, death, temporary and permanent disablement and an employer ceasing to be a Westpac subsidiary, unvested share rights may vest (in certain circumstances subject to satisfaction of performance requirements and on a pro-rated basis) and vested share rights are to be exercised within 12 months, or within 10 years, whichever is the sooner – otherwise the share rights will be forfeited. On resignation, vested share rights are to be exercised within 3 months or within 10 years, whichever is the sooner – otherwise the share rights will be forfeited.

9.	On dismissal share rights will be forfeited.

10.	Share rights shall not participate in any bonus issue of securities unless and until they are exercised.

Yours sincerely

Michelle Marchhart

Head of Group Secretariat

3 February 2004

Companies Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY    NSW    2000

Dear Sir/Madam

Performance Share Right Grant – Westpac Performance Plan (series 305)

Performance Share Rights (share rights) were granted on 21 January 2004 under the Westpac Performance Plan to eligible employees of members of the Westpac Group.  Details are:

1.	Closing date of issue:	14 January 2004

2.	Number of share rights issued:	1,166,553

3.	Amount paid per share right:	Nil

4.	Issue price or consideration:	No consideration is payable

5.	Share rights are not eligible to participate in dividends. Fully paid ordinary shares allotted upon the exercise of share rights rank immediately for dividends.

6.	The share rights will not be listed and are not transferable.

7.

Subject to satisfaction of performance requirements as set out in the Plan, share rights will vest and may be exercised in multiples of 500 no earlier than 3 years from the date of grant and no later than 10 years from the date of grant. If not exercised, the share rights will lapse.

8.

On retirement, retrenchment, death, temporary and permanent disablement and an employer ceasing to be a Westpac subsidiary, unvested share rights may vest (in certain circumstances subject to satisfaction of performance requirements and on a pro-rated basis) and vested share rights are to be exercised within 12 months, or within 10 years, whichever is the sooner – otherwise the share rights will be forfeited. On resignation, vested share rights are to be exercised within 3 months or within 10 years, whichever is the sooner – otherwise the share rights will be forfeited.

9.	On dismissal share rights will be forfeited.

10.	Share rights shall not participate in any bonus issue of securities unless and until they are exercised.

11.	Listing Rule 7.1 applies to this issue of share rights.

Yours sincerely

Michelle Marchhart

Head of Group Secretariat

9 February 2004

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY  NSW  2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan and/or Westpac Performance Plan:

Number	Exercise Price	Allotment Date	Ranking
41,000	$13.26	9 February 2004	Rank equally
41,000

Paid up capital is 1,800,846,768 fully paid ordinary shares.

Quoted capital is 1,800,671,768 fully paid ordinary shares.

Yours faithfully

Michelle Marchhart

Head of Group Secretariat

24 February 2004

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY   NSW   2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been/will be allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan and/or Westpac Performance Plan:

Number	Exercise Price	Allotment Date	Ranking
54,000	$9.53	19 February 2004	Rank equally
92,274	$13.26	19 February 2004	Rank equally
146,274

Paid up capital is 1,801,038,042 fully paid ordinary shares.

Quoted capital is 1,800,863,042 fully paid ordinary shares.

Yours faithfully

Michelle Marchhart

Head of Group Secretariat

24 February 2004

Companies Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY   NSW   2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan and/or Westpac Performance Plan:

Number	Exercise Price	Allotment Date	Ranking
1,724	$0.00	24 February 2004	Rank equally

Paid up capital is 1,801,039,766 fully paid ordinary shares.

Quoted capital is 1,800,864,766 fully paid ordinary shares.

Yours faithfully

Michelle Marchhart

Head of Group Secretariat

27 February 2004

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY  NSW  2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been/will be allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan and/or Westpac Performance Plan:

Number	Exercise Price	Allotment Date	Ranking
85,000	$13.26	27 February 2004	Rank equally

Paid up capital is 1,801,124,766 fully paid ordinary shares.

Quoted capital is 1,800,949,766 fully paid ordinary shares.

Yours faithfully

Michelle Marchhart

Head of Group Secretariat